SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2010

HEALTHY FAST FOOD, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53130 (Commission File Number)	43-2092180 (IRS Employer Identification No.)

1175 American Pacific, Suite C, Henderson, Nevada 89074
(Address of principal executive offices)(Zip Code)

(702) 586-8700
Registrant's telephone number, including area code

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On October 21, 2010, the registrant closed its secondary offering of 1,725,000 units at $0.40 per unit, raising gross proceeds of $690,000.  Each unit consists of one share of common stock and one five-year, redeemable Class C public warrant. Each warrant is exercisable to purchase one share of common stock.  Unless earlier separated in the discretion of the underwriter, the common stock and Class C warrants will be quoted as a unit for up to 30 calendar days under the trading symbol “HFFIU,” after which the common stock and Class C warrants will each be quoted separately under “HFFI” and “HFFIY,” respectively.  Each Class C warrant will be exercisable at $0.60 at any time following the separation of the unit and will expire on October 13, 2015.  The registrant has the right to redeem the Class C warrants at a redemption price of $0.05 per warrant at any time after the date on which the closing price of its common stock has equaled or exceeded $0.80 for five consecutive trading days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHY FAST FOOD, INC.
October 21, 2010	By: /s/ Henry E. Cartwright Henry E. Cartwright President